UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2026
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CDW CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-35985	26-0273989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 N. Milwaukee Avenue
Vernon Hills, Illinois		60061
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000
None
(Former name or former address, if changed since last report)
_______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CDW	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 3, 2026, Albert J. Miralles, Chief Financial Officer and Executive Vice President, Enterprise Business Operations, informed CDW Corporation (the “Company”) of his intention to retire in 2027 following the completion of an orderly transition. Mr. Miralles and the Company have agreed that Mr. Miralles will remain in his current role until a successor is named to the Chief Financial Officer role and will then serve in an advisory capacity to ensure a smooth transition. Mr. Miralles will continue full-time employment with the Company through his March 31, 2027 retirement and then will continue to provide services to the Company on a part-time basis through March 31, 2028. From the date of appointment of a successor through March 31, 2028 (the “Executive Advisor Term”), Mr. Miralles will serve as Executive Advisor to the Company, supporting the priorities that are most critical to accelerating the Company’s growth strategy, with a particular focus in the areas of Geared for Growth initiatives, investor relations support, M&A, and leadership development and coaching. Mr. Miralles’s employment with the Company is expected to end at the conclusion of the Executive Advisor Term.
On August 4, 2026, the Company and Mr. Miralles entered into a letter agreement memorializing the terms of his continued service with the Company. Mr. Miralles’s current compensation levels will remain unchanged through March 31, 2027, and he will be eligible to earn an annual cash incentive award for fiscal year 2026 and an annual cash incentive award for fiscal year 2027 that will be prorated through March 31, 2027. For the period from April 1, 2027, through March 31, 2028, Mr. Miralles’s annual base salary will be $60,000 and he will not be eligible to earn an annual cash incentive award. Mr. Miralles will not be eligible to participate in the 2027 or 2028 long-term incentive program. Mr. Miralles will continue to be subject to his Compensation Protection Agreement (“CPA”) through March 31, 2027. In addition, Mr. Miralles will no longer have a right to terminate employment due to Good Reason (as defined in his CPA) under his CPA, and as of March 31, 2027, Mr. Miralles will cease to be eligible for severance benefits under his CPA. The foregoing is only a summary of the material terms of the letter agreement with Mr. Miralles and does not purport to be complete and is qualified in its entirety by reference to the letter agreement filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 7.01. Regulation FD Disclosure.
The Company issued a press release on August 5, 2026, announcing the transition described in Item 5.02, a copy of which is furnished hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 4, 2026, by and between CDW Corporation and Albert J. Miralles.
99.1	Press release dated August 5, 2026, announcing CFO transition.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION

Date:	August 5, 2026	By:	/s/ Frederick J. Kulevich
Frederick J. Kulevich
Chief Legal Officer, Executive Vice President, Risk and Compliance, and Corporate Secretary